UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

DIGITAL LIGHTWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15550 Lightwave Drive
Clearwater, Florida 33760
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

A. Settlement with Jabil Circuit, Inc.

   Effective as of May 11, 2004, Digital Lightwave, Inc. (“Digital”) entered into a settlement agreement with Jabil Circuit, Inc. (“Jabil”) (the “Settlement Agreement”) as to Digital’s outstanding note obligations to Jabil, which had been in default. Pursuant to the terms of the Settlement Agreement (as described in further detail below), Digital executed two renewal promissory notes in favor of Jabil totaling approximately $5.2 million, which notes mature on December 31, 2005. In addition, Digital and Jabil have agreed to dismiss the two lawsuits filed by Jabil in 2003. Jabil has also agreed to continue to provide manufacturing services to Digital. The terms of the Settlement Agreement supersede and control over the forbearance agreement entered into by Digital and Jabil in May 2003. (The forbearance agreement is described in further detail in Digital’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2003).

Pursuant to the Settlement Agreement, Digital (i) executed a renewal promissory note in the original principal amount of $3,011,404 to renew an existing promissory note in favor of Jabil (the “Renewal A/R Note”) and (ii) executed a renewal promissory note in the original principal amount of $2,227,500 to renew a second existing promissory note in favor of Jabil (the “Renewal Inventory Note” and, together with the Renewal A/R Note, the “Renewal Notes”). Each of the Renewal Notes bears interest at a rate of six percent (6.0%) per year. Under the Renewal A/R Note, Digital made a payment to Jabil of $100,000 on May 13, 2004 on the Renewal A/R Note, and is required to make a payment of $150,000 on each of July 1, 2004, October 1, 2004, January 1, 2005, April 1, 2005, July 1, 2005 and October 1, 2005 and a payment of all outstanding principal and interest on December 31, 2005. Under the Renewal Inventory Note, Digital is required to make a payment of $400,000 on July 1, 2004, a $400,000 payment on October 1, 2004 and a payment of all outstanding principal and interest on December 31, 2005. If Digital or a third party pays for any amount due by Digital to Jabil for component inventory, work-in-process inventory, or finished goods inventory that exists and is in Jabil’s possession as of May 11, 2004, (the “Existing Inventory”), the amounts paid to Jabil will be credited to reduce the amount owed by Digital under the Renewal Inventory Note. Each of the Renewal Notes may be prepaid at any time and each of the Renewal Notes provides for the acceleration of all amounts due upon the occurrence of certain events of default described in the Renewal Notes.

Pursuant to the Settlement Agreement, Digital also placed a purchase order with Jabil (the “Initial Purchase Order”) and made a cash payment on May 13, 2004 to Jabil in the amount of $1,391,000 for the following: (a) $170,000 for amounts due for recent purchase orders; (b) $100,000 as payment on the Renewal A/R Note; (c) $617,000 as a payment on the Renewal Inventory Note, provided that Digital will be given credit on the amount due on the Initial Purchase Order up to $617,000 to the extent that Existing Inventory is used to complete the Initial Purchase Order; and (d) $504,000 as a deposit on the Initial Purchase Order; provided, that if $617,000 of Existing Inventory is not used by Jabil to complete the Initial Purchase Order, Digital is required to pay an additional amount to Jabil on the Initial Purchase Order equal to $617,000 less the value of the Existing Inventory used by Jabil to complete the Initial Purchase Order.

Under the terms of the Settlement Agreement, Jabil agreed to reevaluate Digital’s financial condition as of January 2005 and to offer Digital credit terms similar to those offered by Jabil to other customers with a similar financial condition and business relationship with Jabil. The Settlement Agreement also provides that Digital is required to prepay any non-cancellable portion of new inventory purchased by Jabil based on purchase orders issued by Digital for all purchase orders dated prior to January 1, 2005.
The Settlement Agreement and the Renewal Notes are attached to this Current Report on Form 8-K as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such documents.

B. Optel Note

On May 13, 2004, Digital borrowed $1.4 million from Optel Capital, LLC (“Optel”) pursuant to a secured promissory note. Optel is an entity controlled by Digital’s majority shareholder and current chairman of the board of directors, Dr. Bryan J. Zwan. The Optel note (a) bears interest at an annual rate equal to 10% per annum, (b) is secured by a first priority interest in substantially all of the assets of Digital pursuant to a Fifteenth Amended and Restated Security Agreement, dated May 13, 2004, (c) may be prepaid at any time and (d) matures on July 31, 2004, unless certain specified events occur accelerating the maturity. Digital used the proceeds from the Optel note primarily for payments associated with the Jabil settlement discussed above. Digital’s total indebtedness to Optel is now $17.5 million exclusive of accrued interest. Copies of the Optel note and the security agreement are attached hereto as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel note and the security agreement.

C. Restructuring Efforts

As previously reported, and as set forth above, Digital has been successful in reaching settlements with a majority of its significant unsecured creditors, and Digital is continuing discussions with certain other creditors to settle or restructure its remaining outstanding liabilities. On March 29, 2004, Optel notified Digital that it intends to continue to consider Digital’s requests for further funding and to make advances to Digital through the second quarter of 2004. Further, on May 12, 2004, Digital received a non-binding financing proposal from Optel, which Digital is reviewing. If consummated, this proposal will provide funds to Digital for settlement of its remaining outstanding liabilities and for working capital purposes. Digital currently has no other source of financing. In order to alleviate its working capital shortfall, Digital has reduced its operating costs and voluntarily restructured its outstanding liabilities with certain significant creditors and is seeking to raise additional financing. Digital continues to have insufficient short-term resources for the payment of its current liabilities and its remaining creditor settlements. Digital’s ability to meet cash requirements over the next twelve months is dependent upon its ability to attain its forecasted sales objectives, obtain financing, successfully negotiate extended payment terms with certain vendors, and restructure remaining outstanding liabilities with certain remaining creditors. Digital may need to seek bankruptcy protection in the event that it is unable to secure financing on terms acceptable to it or is unable to successfully settle or restructure its remaining outstanding claims and liabilities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)    Financial Statements of Businesses Acquired.

            Not applicable.

    (b)    Pro Forma Financial Information.

            Not applicable.

    (c)    Exhibits.

10.1	Settlement Agreement dated May 11, 2004 by and between Jabil Circuit, Inc. and Digital Lightwave, Inc.

10.2	Promissory Note in the principal amount of $3,011,404, dated effective as of May 11, 2004, executed by Digital Lightwave, Inc. in favor of Jabil Circuit, Inc.

10.3	Promissory Note in the principal amount of $2,227,500, dated effective as of May 11, 2004, executed by Digital Lightwave, Inc. in favor of Jabil Circuit, Inc.

10.4	Secured Promissory Note dated May 13, 2004 between Digital Lightwave, Inc. and Optel Capital, LLC.

10.5	Fifteenth Amended and Restated Security Agreement dated May 13, 2004 between Digital Lightwave, Inc. and Optel Capital, LLC.

10.6
Forbearance Agreement, dated effective May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003). (Incorporated by reference to Digital Lightwave, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2003.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: May 13, 2004	By: /s/ James Green

James Green
Chief Executive Officer
and President

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated May 11, 2004 by and between Jabil Circuit, Inc. and Digital Lightwave, Inc.

10.2	Promissory Note in the principal amount of $3,011,404, dated effective as of May 11, 2004, executed by Digital Lightwave, Inc. in favor of Jabil Circuit, Inc.

10.3	Promissory Note in the principal amount of $2,227,500, dated effective as of May 11, 2004, executed by Digital Lightwave, Inc. in favor of Jabil Circuit, Inc.

10.4	Secured Promissory Note dated May 13, 2004 between Digital Lightwave, Inc. and Optel Capital, LLC.

10.5	Fifteenth Amended and Restated Security Agreement dated May 13, 2004 between Digital Lightwave, Inc. and Optel Capital, LLC.

10.6
Forbearance Agreement, dated effective May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003). (Incorporated by reference to Digital Lightwave, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2003.)